UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Securities Exchange Act of 1934
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Exzeo Group, Inc.
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NOTICE OF THE 2026 ANNUAL MEETING OF SHAREHOLDERS June 9, 2026 3:00 p.m. Eastern Time Exzeo Group, Inc. 1000 Century Park Drive Tampa, Florida 33607

April 29, 2026

Dear Shareholders:

You are invited to attend the 2026 Annual Meeting of Shareholders of Exzeo Group, Inc., which will be held on Tuesday, June 9, 2026, at 3:00 p.m. Eastern Time at our headquarters in Tampa, Florida.

At this year’s meeting, shareholders will be asked to vote on the election of two Class A directors to serve until the 2029 Annual Meeting and until their successors are duly elected and qualified, and the ratification of the appointment of Forvis Mazars, LLP as Exzeo’s independent registered public accounting firm for the year ending December 31, 2026.

In 2025, Exzeo Group, Inc. achieved a major milestone with its successful IPO, strengthening its capital base, enhancing financial flexibility, increasing client visibility, and positioning the Company to execute its long-term strategic objectives. We continued to enhance the Exzeo Platform and strengthen our relationships with insurance carriers and distribution partners. We remain focused on expanding our technology-enabled service offerings, improving operational efficiency, and supporting our partners with scalable underwriting, policy administration, and claims solutions.

We believe our operating model positions us to serve the evolving needs of the property and casualty insurance market. We also remain committed to disciplined capital management and continued investment in technology, platform enhancements, and long-term growth initiatives.

Our strategy remains centered on building a scalable, technology-driven platform that enables insurance carriers and their partners to operate more efficiently in a dynamic market environment.

Your feedback, partnership, and continued support remain important as we execute on our long-term objectives. We encourage you to review the accompanying Proxy Statement and vote your shares promptly.

On behalf of the Board of Directors, I thank you for your continued support and investment in Exzeo.

Sincerely,

Paresh Patel

Chairman of the Board and Chief Executive Officer

Exzeo Group, Inc.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE	TIME	LOCATION	RECORD DATE
Tuesday, June 9, 2026	3:00 p.m. Eastern Time	Exzeo Headquarters 1000 Century Park Drive Tampa, Florida 33607	Friday, April 10, 2026

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION	PAGE NUMBER
01 - Election of Directors

To elect two Class A directors named in the accompanying Proxy Statement, each to serve for a three-year term until the 2029 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until such director’s earlier resignation, retirement or removal.

		FOR	7 - 14

02 - Ratification of Auditors	To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	30-32

We will also transact any other business that may properly come before the meeting or any postponement or adjournment thereof. We are not aware of any such business. Only holders of our common stock at the close of business on April 10, 2026, the record date, are entitled to receive this notice and to attend and vote at the Annual Meeting.

You may vote if you were a shareholder of record as of April 10, 2026. On April 29, 2026, we will commence mailing the notice of internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders.

Our 2025 Annual Report on Form 10-K and the accompanying Proxy Statement are being made available to shareholders in connection with the Annual Meeting.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid, pre-addressed envelope, or by following the instructions on the proxy card for telephone or internet voting.

By Order of the Board,

Brook A. Baker

General Counsel and Corporate Secretary

April 29, 2026

Important Notice regarding the availability of proxy materials for the shareholder meeting to be held on June 9, 2026 The Notice of 2026 Annual Meeting of Shareholders, the accompanying Proxy Statement, and the 2025 Annual Report on Form 10-K are available at www.proxyvote.com

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and industry, management’s beliefs, and certain assumptions made by management. These statements are not historical facts and involve unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” and “would” and similar expressions, although not all forward looking statements contain these words. These statements may relate, among other things, to our business strategy, growth plans, expected operating performance, market opportunities, and financial outlook.

Forward-looking statements are subject to significant risks and uncertainties, including, without limitation, risks related to our ability to achieve or sustain profitability, or dependence on HCI Group, Inc. for substantially all of our revenues, the regulatory environment in which we operate, competitive conditions, market acceptance of our services, and other risks described in our filings with the SEC, including the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report on Form 10-K.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Certain Defined Terms

The following defined terms are used throughout this Proxy Statement:

Term	Definition
Annual Meeting	The 2026 Annual Meeting of Shareholders of Exzeo
Audit Committee	The audit committee of the Board
Board	The Board of Directors of Exzeo
CEO	Chief Executive Officer
Compensation Committee	The compensation committee of the Board
EIS	Exzeo Insurance Services, Inc., a wholly owned subsidiary of Exzeo
Exchange Act	Securities Exchange Act of 1934, as amended
Exzeo, we, us, our, or the Company	Exzeo Group, Inc.
GAAP	Generally Accepted Accounting Principles
HCI	HCI Group, Inc.
HCM	Homeowners Choice Managers, Inc., a wholly owned subsidiary of HCI
Independent Director	A director who the Board has affirmatively determined has no material relationship with Exzeo and who satisfies the applicable independence requirements of the NYSE and SEC Rules
IPO	Initial public offering
NEO	Named executive officer; an executive officer of Exzeo named in the summary compensation table in this Proxy Statement
Nominating and Corporate Governance Committee	The nominating and corporate governance committee of the Board
NYSE	New York Stock Exchange
P&C	Property and Casualty
SEC	U.S. Securities and Exchange Commission
2025 Annual Report on Form 10-K	Exzeo’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2025

PROXY STATEMENT SUMMARY

This proxy statement summary highlights selected information contained in this Proxy Statement, but does not contain all the information you should consider before voting. You should review the entire Proxy Statement and our 2025 Annual Report on Form 10-K before making your voting decision.

Meeting Information

MEETING DATE	TIME	LOCATION	RECORD DATE
Tuesday, June 9, 2026	3:00 p.m. Eastern Time	Exzeo Headquarters 1000 Century Park Drive Tampa, Florida 33607	Friday, April 10, 2026

Matters to be Voted on

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION	PAGE NUMBER
01 - Election of Directors

To elect two Class A directors named in the accompanying Proxy Statement, each to serve for a three-year term until the 2029 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until such director’s earlier resignation, retirement or removal.

		FOR	7 - 14

02 - Ratification of Auditors	To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	30-32

How to Vote

Make sure you have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form and follow the instructions provided.

If you are a shareholder of record, you may vote using any of the methods below.

If you are a beneficial owner, please follow the instructions provided by your broker, bank, or nominee.

Online	By Phone	By Mail	In Person

Visit www.proxyvote.com and follow the instructions provided.	Call the number listed on your proxy card and follow the prompts.	Request a printed copy of the proxy materials and complete, sign and return your proxy card.	Attend the Annual Meeting and vote in person.

1 | 2026 PROXY STATEMENT

BUSINESS OVERVIEW AND HIGHLIGHTS

Exzeo is a leading innovator in technology solutions purpose-built for P&C insurance carriers, with a strong focus on the expansive homeowner’s insurance market. Through its internally developed Insurance-as-a-Service platform, Exzeo delivers a comprehensive suite of digital tools and services that streamline every aspect of carrier and agent operations, from quoting and underwriting to policy administration, claims handling, data analytics, and financial reporting. By integrating advanced technology with deep industry expertise, Exzeo empowers P&C insurers to enhance underwriting precision, drive operational efficiency, and achieve superior performance across the insurance value chain. In fiscal year 2025, Exzeo reported significant growth in revenue and earnings, driven by increased platform adoption, expanded services, and continued momentum with insurance carrier partners.

2 | 2026 PROXY STATEMENT

PROXY VOTING ROADMAP

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Board Recommendation	Page Number
FOR EACH NOMINEE	7 - 14

Following a review of the individual and collective qualifications, skills, experience, and contributions of the members of the Board, the Board nominated two current Class A directors for election at the 2026 Annual Meeting. In making these nominations, the Board considered, among other factors, each nominee’s leadership experience, industry knowledge, judgment, integrity, and ability to devote sufficient time and attention to Board matters. The Board believes that the director nominees provide continuity, strategic leadership, and significant Company specific and industry experience, and are well positioned to continue to effectively oversee Exzeo’s business and serve the best interests of shareholders.

Directors elected at an Annual Meeting serve until the Annual Meeting held in the third year following their election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

3 | 2026 PROXY STATEMENT

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Forvis Mazars, LLP as Exzeo’s independent registered public accounting firm for the year ending December 31, 2026. Forvis Mazars, LLP served as Exzeo’s independent registered public accounting firm for the year ended December 31, 2025.

The Audit Committee and the Board believe that the continued retention of Forvis Mazars is in the best interest of Exzeo and its shareholders. Accordingly, shareholders are being asked to ratify the appointment of Forvis Mazars as Exzeo’s independent registered public accounting firm for the year ending December 31, 2026.

Although ratification by shareholders is not required, the Board believes that submitting the appointment to shareholders is a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection.

A representative of Forvis Mazars is expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate shareholder questions.

Board Recommendation	Page Number
FOR RATIFICATION	30 - 32

In recommending the appointment of Forvis Mazars, LLP, the Audit Committee considered a number of factors, including the following:

Auditor independence and objectivity

Industry experience and knowledge of Exzeo’s business

Quality of audit services and technical capabilities

Effectiveness of audit planning and execution

Quality and transparency of communications with management and the Audit Committee

Reasonableness and competitiveness of audit fees

Overall performance and responsiveness during the prior year audit

4 | 2026 PROXY STATEMENT

ADDITIONAL RESOURCES

Corporate Governance	Investor Resources
Bylaws	SEC Filings (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and Registration Statements)
Corporate Governance Guidelines
Code of Business Conduct and Ethics
Audit Committee Charter
Compensation Committee Charter	Earnings Releases
Nominating and Corporate Governance Committee Charter

Policies and Compliance	Annual Meeting Materials
Insider Trading Policy	Proxy Statement
Related Person Transactions Policy	2025 Annual Report on Form 10-K
Whistleblower Policy	Meeting Information
Data Privacy and Security Practices	Shareholder Meeting FAQ

These materials are available on Exzeo’s website at www.exzeo.com under the Investors section.

5 | 2026 PROXY STATEMENT

Proposal No. 1 ELECTION OF DIRECTORS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board believes that a strong governance framework and diverse perspectives contribute to effective oversight and long-term shareholder value creation. The following highlights key attributes of Exzeo’s Board as of or for the fiscal year ended December 31, 2025, unless otherwise indicated.

10	67%	4 of 6

full board meetings held in 2025	of directors contribute to gender or ethnic diversity	directors are independent

Independence	Best Practices
A majority of our directors are independent	Active Board oversight of strategy, risk management, and financial reporting
Independent directors support oversight of strategy, risk management and financial reporting	Ongoing focus on cybersecurity, data governance, and operational risk
Independent oversight through Audit, Compensation, and Nominating and Corporate Governance Committees	Strong alignment between executive compensation and performance
Board Committees authorized to retain independent advisors at Exzeo’s expense	Regular review of Board composition and skills to support strategic objectives
Regular executive sessions of independent directors	High levels of director engagement and meeting attendance

Accountability	Shareholder Rights
Directors elected to defined terms under Exzeo’s classified Board structure	One share, one vote structure
Annual self-evaluations conducted by the Board and its Committees	No supermajority requirements
Oversight of executive performance and succession planning	Shareholders may vote by proxy, via the internet, by telephone, or in person at the Annual Meeting
Commitment to transparent disclosure and shareholder communication	Regular engagement with shareholders on governance and compensation matters

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF TWO CURRENT CLASS A DIRECTORS, EACH TO SERVE A THREE-YEAR TERM UNTIL THE 2029 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED, OR UNTIL SUCH DIRECTOR’S EARLIER RESIGNATION, RETIREMENT, OR REMOVAL.

7 | 2026 PROXY STATEMENT

SUMMARY INFORMATION ABOUT DIRECTORS

The following table provides summary information regarding our two director nominees and continuing tenures.

Name	Age	Current Position	Independent	Audit	Comp	NCG	Director Since(1)
Nominees for Election (Class A):

Paresh Patel	63	Chief Executive Officer and Chairman of the Board, Exzeo Group, Inc. Also serves as Chairman and Chief Executive Officer of HCI Group, Inc.	—	—	—	—	2020

Irene Hurst	67	Retired | Director; Former Academic Director, Muma College of Business at the University of South Florida	❖	—	—	✔	2021

Continuing Directors (Class B and C):

Kevin Mitchell	46	President and Director; Exzeo Group, Inc.	—	—	—	—	2021

Robert A. Lopes, Jr.	62	Retired | Director; Former Chief Human Resources Officer, Randstad, Board Member, Alight, Inc.	❖	✔	⚫	—	2021

James Macchiarola	77	Retired | Director; Former Corporate Executive, Orange Business Services	❖	✔	✔	⚫	2020

Loreen Spencer	60	Retired | Director; Former Audit Partner, Deloitte & Touche LLP; Board Member Superior Group of Companies; Raymond James Bank	❖	⚫	✔	—	2021
Comp: Compensation NCG: Nominating and Corporate Governance
⚫ Committee Chair ✔ Committee Member

Director Tenure(1)

Average Tenure	Average Age

5.3	62.5

years	years

(1)

Exzeo Group, Inc. (formally known as TypTap Insurance Group Inc.) was incorporated in 2020, and the current members of the Board were appointed in 2020 and 2021. For purposes of this proxy statement, director tenure is presented from the Company’s incorporation date.

8 | 2026 PROXY STATEMENT

Board Evaluation and Selection Process

Our Articles of Incorporation provide for a classified Board divided into three classes, with each class serving staggered three-year terms. One class of directors stands for election at each Annual Meeting, and the classes are structured so that each contains, as nearly equal in number as practicable, one-third of the Board. Directors elected at an Annual Meeting serve until the Annual Meeting held in the third year following their election and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Exzeo’s governing documents do not impose mandatory term limits because the Board believes Exzeo benefits from the continuity and institutional knowledge of experienced directors. However, directors are not guaranteed renomination. Each year, the Board reviews and approves the slate of nominees recommended by the Nominating and Corporate Governance Committee. Directors may be removed by shareholders only for cause, as defined in our Articles of Incorporation, and only by the affirmative vote of the holders of the voting power entitled to elect such director.

The Nominating and Corporate Governance Committee identifies and evaluates director candidates by reviewing each individual’s background, skills, independence, professional experience, and ability to contribute to the overall composition and effectiveness of the Board and its oversight responsibilities. In addition, the Board considers the mix of experience, perspectives, and qualifications represented on the Board as a whole when evaluating nominees for election or re-election.

Shareholders may recommend candidates in accordance with the procedures set forth in our Bylaws. Shareholders wishing to formally nominate a director must comply with the advance notice and information requirements contained in the Bylaws and with SEC Rule 14a-19(b) under the Exchange Act, including providing a statement of intent to solicit proxies representing at least 67% of the voting power entitled to vote in the election of directors.

Exzeo is not aware of any agreements, understandings, or other arrangements between any director or nominee and any other person pursuant to which such individual was selected as director or nominee for election to the Board.

Qualifications and Expertise

In evaluating individuals for Board service, the Board considers a range of attributes, including experience, skills, integrity, business judgment, diversity of perspectives, time availability, and potential conflicts of interest. Director candidates must have sufficient time to devote to Board duties, and possess business, financial, technological, legal or other relevant experience necessary to make informed decisions on behalf of Exzeo.

A majority of the Board members must be independent under the listing standards of the NYSE. The Board makes an affirmative determination regarding each director’s independence in accordance with the NYSE listing standards, including considering whether any director has a material relationship with Exzeo.

All members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent under applicable NYSE listing standards. Members of the Audit Committee and Compensation Committee must satisfy additional independence requirements under SEC rules and NYSE standards. Audit Committee members must be financially literate, and at least one member must qualify as an “audit committee financial expert” as defined under SEC rules.

9 | 2026 PROXY STATEMENT

The following matrix provides a summary of the key qualifications, attributes, skills, and experience represented on the Board:

Operations & Management Experience	6 directors

Public Company Board Service	3 directors

Financial Experience	6 directors

CEO Leadership	2 directors

Gender / Ethnic Diversity	4 directors

Insurance Technology Industry Background	3 directors

Diversity and Board Tenure

The Board believes that a mix of perspectives, backgrounds, and experiences enhances its effectiveness and strengthens oversight of Exzeo’s business and strategy. In evaluating director candidates and overall Board composition, the Board and the Nominating and Corporate Governance Committee consider a variety of factors, including professional experience, personal integrity, education, industry expertise, and diversity of background and perspectives that contribute to informed Board deliberations and effective strategic oversight.

The Board also considers tenure as part of its ongoing evaluation of Board composition. The Board seeks to maintain an appropriate balance between long-serving directors, who provide institutional knowledge of Exzeo’s business and strategy, and newer directors, who bring fresh perspectives. As of the date of this Proxy Statement, the directors have an average Board tenure of 5.3 years.

Director Recruitment Process

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending qualified candidates for election to the Board. In carrying out these responsibilities, the Committee considers the Board’s current composition, the skills and experience of existing directors, and Exzeo’s strategic priorities and long-term objectives.

The Committee may engage third-party search firms or other advisors to assist in identifying potential candidates and evaluating their qualifications. In reviewing candidates, the Committee seeks individuals who possess strong professional experience, sound judgment, integrity, and the ability to devote sufficient time and attention to Board responsibilities.

10 | 2026 PROXY STATEMENT

The Committee also considers a range of factors when evaluating potential nominees, including professional experience, industry knowledge, leadership capabilities, independence, and diversity of background and perspectives. The Board believes that maintaining a mix of skills, experiences, and viewpoints enhances the effectiveness of the Board’s oversight and decision-making.

The Nominating and Corporate Governance Committee periodically reviews the Board’s composition and succession planning to ensure that the Board continues to reflect the appropriate balance of qualifications, expertise, and independence necessary to support Exzeo’s long-term strategy.

Access to Independent Advisors

The Board and each of its standing committees may, at any time and in their sole discretion, engage independent advisors, including accounting, financial, compensation, legal, recruitment, or other professional consultants to assist in carrying out their responsibilities. Exzeo will provide appropriate funding, as determined by the Board or the applicable committee, for the compensation of any such advisors and for the ordinary administrative expenses necessary for the Board and its committees to perform their duties.

Annual Evaluations

The Board conducts an annual self-evaluation to assess overall effectiveness and identify opportunities for improvement. Each Board committee also performs its own annual evaluation to ensure it is operating efficiently and fulfilling the responsibilities outlined in its charter.

CORPORATE GOVERNANCE OVERVIEW

Exzeo is committed to strong corporate governance practices that promote accountability, transparency, and the long-term value creation for our shareholders. Our governance framework includes Board approved policies, committee charters, internal controls, and ethical conduct standards that align with SEC and NYSE listing standards.

A majority of the Board is independent under the NYSE listing standards. Our independent directors provide objective guidance and oversight of the Company’s strategy, financial reporting, risk management, and executive leadership.

Exzeo maintains a Code of Business Conduct and Ethics that applies to all employees, officers, and directors, requiring ethical behavior and compliance with applicable laws and regulations. The Code of Business Conduct and Ethics prohibits hedging and derivative transactions in Exzeo securities by directors, officers, and employees.

Exzeo’s corporate governance policies, including the Code of Business Conduct and Ethics, Corporate Governance Guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees, are reviewed periodically by the Board and its committees and may be updated as governance standards evolve.

Board of Directors

The Board oversees the business and affairs of Exzeo providing strategic oversight and monitoring management’s performance. Directors are expected to act in good faith, exercising the care that an ordinarily prudent person in a similar position would under comparable circumstances, and in a manner, they reasonably believe to be in the best interests of Exzeo and its shareholders.

11 | 2026 PROXY STATEMENT

Board Meetings

The Board oversees the management of Exzeo and provides strategic guidance, risk oversight, and accountability on behalf of our shareholders. The Board meets regularly, with additional meetings scheduled as needed to address the operational developments, strategic initiatives, and other matters requiring Board attention. Directors are expected to attend all scheduled meetings, prepare in advance by reviewing materials provided to them, and participate actively in Board and committee deliberations.

The Board met ten times during 2025 and acted by unanimous written consent when appropriate. During 2025, each director attended 100% of the aggregate number of meetings of the Board and the committees on which he or she served, in each case, while the director was on the Board or such committees.

Directors are expected to attend each Annual Meeting of Shareholders.

The Board’s core responsibilities include:

•	Selecting, evaluating and overseeing the Chief Executive Officer.

•	Providing guidance on the selection, development and compensation of senior management.

•	Reviewing and approving the Company’s business strategy and major corporate actions.

•	Overseeing the Company’s processes for identifying and managing key risks.

•	Ensuring the integrity of the Company’s financial statements; internal controls, compliance programs, and ethical standards.

Members of the Board are encouraged to communicate with management and with one another between formal meetings to remain informed on Company matters and to support effective governance.

We maintain a staggered board of directors comprised of six directors divided into three classes. Currently, two directors are in each of Class A, Class B and Class C. Directors serve staggered three-year terms and continue in office until their successors are duly elected and qualified or until earlier resignation, retirement, or removal. At the Annual Meeting, the terms of our current Class A directors, Mr. Patel and Ms. Hurst, will expire and our shareholders will elect two Class A directors to serve until our 2029 annual meeting of shareholders, and, in each case, until their successors are duly elected and qualified.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that the nominees named below will be unable to serve if elected.

12 | 2026 PROXY STATEMENT

The following sets forth certain information, as of April 29, 2026, about the Board’s nominees for election at the Annual Meeting and each director of our Company whose term will continue after our Annual Meeting.

Biographies of Director Nominees for Election (Class A)

Paresh Patel
Director Since: 2020 • Not Independent

Mr. Patel has extensive senior leadership experience across technology, insurance, financial services, and operations. Mr. Patel has served as CEO and Chairman of the Board of Exzeo since founding the company in 2020, and served as President through December 2024. As the founder of Exzeo and architect of its technology platform, he brings deep expertise in systems design, data-driven operations, and scalable insurance solutions. He is also Chairman and CEO of HCI, Exzeo’s majority shareholder, where he has served as a director since its formation, as Chairman since 2007, and CEO since 2011. His experience building advanced policy and claims platforms provides the Board with critical insight into Exzeo’s operational priorities, product strategy, and competitive position.

Committee(s):	Professional Experience
None

Chairman and Chief Executive Officer, Exzeo Group, Inc. (2020–Present)

Chairman and Chief Executive Officer, HCI Group, Inc.

(2011–Present as CEO; Chairman since 2007)

Chairman of the Board, First Home Bancorp, Inc. (2011–2015)

Founder and Director, NorthStar Bank / NorthStar Banking Corporation (2006–2010)

Education

Mr. Patel holds a Bachelor’s and Master’s degree from the University of Cambridge, United Kingdom.

Director Qualifications:
CEO Leadership Operations & Management Experience Public Company Board Service Financial Experience Gender / Ethnic Diversity Insurance Technology Industry Background
Other Public Board Services: (within last 5 years)
HCI Group, Inc (NYSE: HCI)

13 | 2026 PROXY STATEMENT

Irene Hurst
Director Since: 2021 • Independent

Ms. Hurst brings extensive experience in business education, program leadership, and small business advisory services. From 2021 until her retirement in 2026, she served as Director of Operations for the University of South Florida’s Center for Analytics and Creativity, where she oversaw leadership and data science programs, including the Citizen Data Science Certificate. Her prior leadership at USF, including Director of the MBA and Executive MBA programs, Director of Graduate Studies for the Muma College of Business and Director of the Small Business Development Center programs, and provide the Board with valuable perspective on workforce development, data-driven decision making and organizational growth.

Committee(s): Nominating and Corporate Governance

Professional Experience

Director of Operations, University of South Florida (2021–2026 | Retired)

Director of Graduate Studies, University of South Florida (2019-2020)

Director of the MBA and Executive MBA programs, University of South Florida (2008–2018)

Director of Small Business Development Center, University of South Florida (1997–2007)

Education

Ms. Hurst holds a Bachelor’s degree from the University of Indonesia and an MBA from the University of South Florida.

Director Qualifications:
Operations & Management Experience Financial Experience Gender / Ethnic Diversity
Other Public Board Services: (within last 5 years)
None

Directors standing for election at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting by the shares entitled to vote in the election of directors.

14 | 2026 PROXY STATEMENT

Biographies of Directors Continuing in Office (Class B; Terms Ending 2027)

Robert A. Lopes, Jr.
Director Since: 2021 • Independent

Mr. Lopes, Jr. brings more than 35 years of executive leadership experience in human resources, outsourcing, and technology-enabled services across global organizations. He has served as director of Exzeo since 2021 and currently serves on the Boards of Alight, Inc. and Wilson. His prior executive leadership roles include Chief Human Resources Officer of Randstad North America and President and Chief Executive Officer of Vertitude, Inc. He provides the Board with valuable insight into human capital strategy, workforce development, and operational leadership.

Committee(s):	Professional Experience
Audit Compensation – Chair

Chief Human Resources Officer, Randstad North America (2020–2024)

President, Randstad Sourceright – North America Group (2015–2020)

Chief Executive Officer, Acclaris (2005–2015)

President and Chief Executive Officer, Vertitude, Inc. (prior to 2014)

Board of Directors, Wilson Human Capital Group, Inc. (2024–Present)

Board of Directors, Alight, Inc. (2025–Present)

Education

Mr. Lopes holds a Business Degree from the University of Notre Dame.

Director Qualifications:
Operations & Management Experience Public Company Board Service Financial Experience CEO Leadership Gender / Ethnic Diversity Insurance Technology Industry Background
Other Public Board Services: (within last 5 years)
Alight, Inc. (NYSE: ALIT)

15 | 2026 PROXY STATEMENT

Kevin Mitchell
Director Since: 2021 • Not Independent

Mr. Mitchell brings executive leadership experience across insurance, financial services, reinsurance placement, and capital markets. As President of Exzeo, he plays a key role in shaping Exzeo’s operational strategy, carrier partnerships, and commercial execution. His prior leadership roles at TypTap Insurance Company and HCI provide the Board with valuable insight into property and casualty insurance operations, reinsurance, and strategic growth. TypTap Insurance Company is one of the two active insurance company subsidiaries of HCI, for which a subsidiary of Exzeo has served as exclusive managing general agent since 2016.

Committee(s):	Professional Experience
None

President, Exzeo Group, Inc. (2024–Present)

Executive Vice President, Exzeo Group, Inc. (2021–2024)

President, TypTap Insurance Company (2019–2025)

Senior Vice President, HCI Group, Inc. (2016–2019)

Area Director & Producer, Arthur J. Gallagher & Co. (2008–2013)

Education

Mr. Mitchell holds a Bachelor’s degree from Bowling Green State University.

Director Qualifications:
Operations & Management Experience Financial Experience Insurance Technology Industry Background
Other Public Board Services: (within last 5 years)
None

16 | 2026 PROXY STATEMENT

Biographies of Directors Continuing in Office (Class C; Terms Ending 2028)

James Macchiarola
Director Since: 2020 • Independent

Mr. Macchiarola has decades of senior leadership experience in information technology, communications services, and systems integration. From 1999 until his retirement in 2015, he held multiple executive roles at Orange Business Services, including Vice President and Head of North American Equipment Resales and Integration Services. His prior service as Chief Operating Officer of TechForce and leadership roles at Racal Datacom, AT&T Paradyne, and IBM, together with his service as a director of HCI from 2013 to 2021, provided the Board with valuable insight into technology operations and services leadership.

Committee(s):	Professional Experience
Nominating and Corporate Governance – Chair Audit Compensation

Vice President and Head of North American Equipment Resales and Integration Services, Orange Business Services (2009–2015)

Area Sales Vice President – U.S. East Coast and Canada, Orange Business Services (2007–2009)

Head of Integration Services Sales, Orange Business Services (2003–2007)

Head of Service Operations for the Americas, Orange Business Services (1999–2003)

Chief Operating Officer, TechForce Corp. (1994–1999)

Director Qualifications:
Operations & Management Experience Insurance Technology Industry Background Financial Experience
Other Public Board Services: (within last 5 years)
None

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Loreen Spencer
Director Since: 2021 • Independent

Ms. Spencer has nearly three decades of experience in accounting, audit, and financial oversight. A Certified Public Accountant, she served as an Audit Partner at Deloitte & Touche LLP from 1987 until her retirement in 2016, auditing clients including Florida-based insurance companies. Her current service as a director and audit committee chair of Superior Group of Companies, Inc. and as a member of the Board and audit and risk committee of Raymond James Bank, provides the Board with valuable experience in financial oversight, risk management, and audit matters.

Committee(s):	Professional Experience
Audit – Chair Compensation

Audit Partner, Deloitte & Touche LLP (1987–2016)

Board of Directors, Raymond James Bank (2017– Present)

Board of Directors, Superior Group of Companies, Inc. (2024–Present)

Education

Ms. Spencer holds a Bachelor’s and Master’s degree from the University of Florida.

Director Qualifications:
Operations & Management Experience Gender / Ethnic Diversity Public Company Board Service Financial Experience
Other Public Board Services: (within last 5 years)
Superior Group of Companies, Inc. (NASDAQ: SGC)

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BOARD LEADERSHIP STRUCTURE

The Board is led by Paresh Patel, who serves as both Chairman and CEO. The Board believes this structure supports efficient decision-making and unified strategic leadership given Exzeo’s current stage of growth.

The Board periodically reviews its leadership structure and may make changes in the future if determined to be in the best interests of Exzeo or its shareholders.

A majority of our directors are independent, and all committees, the Audit Committee, the Compensation Committee, and Nominating and Corporate Governance Committee are chaired by independent directors. This structure ensures strong independent oversight without the need for a separate lead independent director at this time.

XZO
Exzeo Group, Inc.
15.0500
0.35 ↑ 2.38%
14.85
100
15.25
200
3,701
14.94
15.05
14.85
14.93
90,775,000
EXZEO
XZO
LISTED
NYSE
GTS Securities
Walt Disney
471,103
104.00
104.34
103.16
103.81
NYSE
AN ICE EXCHANGE

DIRECTOR INDEPENDENCE

The Nominating and Corporate Governance Committee has recommended, and the Board has affirmatively determined, that Irene Hurst, Robert A. Lopes, Jr., James Macchiarola, and Loreen Spencer qualify as independent directors under independence standards set forth in Section 303A.02 of the NYSE Listed Company Manual and applicable SEC rules.

In making these determinations, the Board considered all relevant facts and circumstances, including any relationship between each director and Exzeo, and concluded that none of these directors has any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment.

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The Board also determined that Paresh Patel and Kevin Mitchell are not independent directors due to their current executive positions with Exzeo.

DIRECTOR COMPENSATION

Directors who are employees of Exzeo do not receive any additional compensation for their service on the Board. Compensation for non-employee directors is established by the Board upon recommendation of the Compensation Committee and is intended to align the interests of directors and shareholders, reflect competitive market practices, and support Exzeo’s ability to attract and retain qualified directors.

Exzeo has historically compensated non-employee directors through a combination of cash retainers and equity awards for Board and committee service. The Board reviews non-employee director’s compensation periodically and may adjust the program to reflect market data, governance practices, and Exzeo’s stage of development.

For fiscal year 2025, each non-employee director received an annual cash retainer of $50,000 for Board service. No additional retainers were paid for committee service or for service as chairs of any Board committee, and no equity awards were granted to non-employee directors during 2025.

Director Compensation for fiscal year 2025

Restricted stock awards to non-employee directors, if granted, are awarded under our 2025 Omnibus Incentive Plan at the discretion of the Compensation Committee. The Compensation Committee reviews director compensation annually and may consider equity awards to non-employee directors in connection with that review. The timing, size, and terms of any such awards remain within the discretion of the Compensation Committee.

The following table sets forth the compensation earned by each non-employee director during fiscal year 2025:

Name	Fees Earned Or Paid In Cash (1)	Stock Awards	Total
Irene Hurst	$50,000	$-	$50,000
James Macchiarola	$50,000	$-	$50,000
Loreen Spencer	$50,000	$-	$50,000
Robert A. Lopes, Jr.	$50,000	$-	$50,000

(1) Each non-employee director received an annual cash retainer of $50,000 for Board service during 2025. No additional retainers were paid for committee service or for service as any chair of any Board committee, and no stock awards were granted to non-employee directors during 2025.

Director Compensation Limit

Under the Exzeo Group, Inc. 2025 Omnibus Incentive Plan, the total compensation payable to any non-employee director for service in such capacity during any year is limited to $300,000, consisting of the sum of (i) the grant date fair value of equity awards granted under the plan, determined in accordance with U.S. GAAP, and (ii) any cash compensation paid for such service.

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BOARD COMMITTEES

The Board has established three standing committees to support effective governance and oversight: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a written charter approved by the Board. The charters are available on the Investors section of Exzeo’s website at www.exzeo.com. Other than the text of the charters, we are not including the information contained on or available through our website as part of, or incorporating such information by reference into this Proxy Statement. Committee members and chairs are appointed annually by the Board.

The Board has affirmatively determined that all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors under NYSE listing standards, and that all members of the Audit and Compensation Committees satisfy the additional applicable independence requirements under SEC rules and NYSE standards.

Audit Committee

The Audit Committee assists the Board in overseeing the integrity of Exzeo’s financial statements, the effectiveness of internal controls over financial reporting, the performance of the independent registered public accounting firm, and compliance with legal and regulatory requirements. Key responsibilities include:

•	Overseeing the quality and integrity of Exzeo’s accounting, auditing and reporting processes.

•	Reviewing annual and quarterly financial statements and related disclosures.

•	Discussing critical accounting policies and new accounting standards with management.

•	Overseeing Exzeo’s risk management processes relating to financial reporting.

•	Appointing, compensating, and assessing the independence and performance of the independent registered public accounting firm.

•	Establishing procedures for the receipt and treatment of complaints regarding accounting, internal control, or auditing matters.

The Audit Committee met six times during fiscal year 2025 and acted by unanimous written consent when appropriate.

The Board has determined that Loreen Spencer qualifies as an ‘audit committee financial expert’ as defined by SEC rules and is independent under NYSE listing standards.

Compensation Committee

The Compensation Committee oversees Exzeo’s compensation programs and policies for executive officers and non-employee directors. Its responsibilities include:

•	Reviewing and approving compensation for executive officers.

•	Evaluating performance against corporate goals and strategic objectives.

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•	Overseeing administration of Exzeo’s equity incentive plans.

•	Reviewing and approving compensation programs for non-employee directors.

•	Monitoring compensation risks to ensure compensation programs do not encourage excessive or imprudent risk taking.

The Compensation Committee met three times during fiscal year 2025 and acted by unanimous written consent when appropriate.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying qualified director candidates, overseeing corporate governance practices, and recommending Board committee assignments. Key responsibilities include:

•	Developing and recommending to the Board Exzeo’s corporate governance principles.

•	Identify and evaluating individuals qualified to serve as directors.

•	Recommending nominees for election at the Annual Meeting.

•	Overseeing Board and committee evaluations.

•	Reviewing each director’s independence and potential conflicts of interest.

•	Periodically reviewing Exzeo’s Code of Business Conduct and Ethics and related governance policies.

The Nominating and Corporate Governance Committee met once during 2025 and acted by unanimous written consent when appropriate in connection with Board composition, refreshment, and governance matters.

The Committee will consider director candidates recommended by shareholders in accordance with the procedures described under “Shareholder Proposals for Presentation at the 2027 Annual Meeting”.

RISK OVERSIGHT

The Board actively oversees Exzeo’s risk management framework, including operational, financial, regulatory, cybersecurity, and strategic risks. Management provides regular updates to the Board on risk-related matters.

The Board has delegated specific risk oversight responsibilities to its standing committees:

•

Audit Committee: Oversees risks related to financial reporting, internal controls, audit processes, compliance with legal and regulatory requirements, and the integrity of accounting and financial disclosures.

•

Compensation Committee: Reviews compensation related risks and helps ensure that executive compensation programs support appropriate risk management objectives without encouraging excessive or imprudent risk-taking.

•

Nominating and Corporate Governance Committee: Evaluates governance related risks, including Board composition, director independence, succession planning, and the effectiveness of corporate governance policies.

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CYBERSECURITY

Cybersecurity is an important component of Exzeo’s overall risk management framework. The Board oversees cybersecurity risk as part of its broader oversight of our enterprise risk management processes and receives periodic updates from management regarding cybersecurity risks, controls, and incident response preparedness. Responsibility for the day-to-day management of cybersecurity risks resides with senior management, including our Chief Technology Officer and senior information security personnel, who oversee Exzeo’s information security program and cybersecurity risk assessments.

Exzeo maintains policies and processes designed to help identify, assess, and manage cybersecurity risks, including network monitoring, multi-factor authentication, employee cybersecurity awareness training, and periodic testing of incident response procedures. Exzeo also maintains processes to evaluate cybersecurity risks associated with certain third-party providers.

Based on the information currently available, Exzeo has not experienced any cybersecurity incidents that have materially affected its business, results of operations, or financial condition.

Additional information regarding cybersecurity risk management and governance is included in Exzeo’s 2025 Annual Report on Form 10-K.

COMMUNICATING WITH THE BOARD

Shareholders or other interested parties may communicate with the Board, any committee of the Board, or any individual director by sending written correspondence to:

Board of Directors

Exzeo Group

c/o Brook Baker, General Counsel and Corporate Secretary

1000 Century Park Drive

Tampa, Florida 33607

The envelope should clearly specify the intended recipient, whether the full Board, the independent directors, a specific committee, or an individual director. Communications should also include the sender’s name and the number of shares owned, if applicable.

The Corporate Secretary and General Counsel review all incoming communications and forwards those that are appropriate for Board consideration. Communications that are unrelated to Board responsibilities, such as commercial solicitations, mass mailings, or inappropriate or abusive content, may be excluded.

Interested parties may also communicate directly with our independent directors as a group using the same mailing address. Communications intended for independent directors will be forwarded to the Lead Independent Director or the Chair of the Nominating Committee.

DIRECTOR ORIENTATION AND EDUCATION

Exzeo provides orientation and continuing education programs designed to support informed and effective governance. New directors participate in an orientation program intended to familiarize them with Exzeo’s business, operations, strategy and governance practices. The

23 | 2026 PROXY STATEMENT

orientation program typically includes meetings with senior management and other key personnel to provide an overview of Exzeo’s operations, financial reporting process, risk management framework, and corporate governance policies.

In addition, we engage in ongoing efforts to educate directors on matters relevant to their service on the Board. Directors who are newly appointed to the Board committees receive guidance from the Corporate Secretary and General Counsel regarding the legal requirements, responsibilities, and authority of the committee under its charter.

The Board also receives periodic presentations from management and external advisors on topics relevant to Exzeo’s business and directors, including regulatory developments, industry trends, cybersecurity, and corporate governance matters.

DELINQUENT SECTION 16(a) REPORTS

Based solely upon a review of Forms 3, 4 and 5 filed during the fiscal year 2025, we believe that all filing requirements applicable to our directors, executive officers and beneficial owners were satisfied for the fiscal year.

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EXECUTIVE OFFICERS

Name	Age	Title
Paresh Patel	63	Chairman and Chief Executive Officer
Kevin Mitchell	46	President and Director
Suela Bulku	46	Chief Financial Officer
Brook Baker	40	General Counsel and Corporate Secretary

Paresh Patel
Chairman and Chief Executive Officer

Paresh Patel has served as CEO and Chairman of the Board of Exzeo since founding the company in 2020, and served as President through December 2024. He is also Chairman and CEO of HCI, Exzeo’s parent company, where he has served as a director since its formation, as Chairman since 2007, and CEO since 2011. Mr. Patel has more than 30 years of leadership experience across technology, finance, and insurance operations including the development of policy administration systems and leadership of large scale systems integration initiatives. The Board believes Mr. Patel’s extensive operational, insurance, and technology experience, together with his long term ownership perspective, supports effective oversight of Exzeo’s strategy and growth.

Kevin Mitchell
President and Director

Kevin Mitchell has served as President of Exzeo since December 2024 and has been a member of the Board since February 2021. He previously served as Executive Vice President from 2021 to 2024. Mr. Mitchell also served as President of TypTap Insurance Company from 2019 through 2025. The Board believes Mr. Mitchell’s leadership experience across insurance operations, reinsurance, and commercial execution provides valuable insight into Exzeo’s strategic and operational priorities.

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Suela Bulku
Chief Financial Officer

Suela Bulku has served as Chief Financial Officer of Exzeo since December 2024. She previously served as Senior Financial Officer and Controller from February 2021 to December 2024, and prior to joining Exzeo held multiple financial leadership roles within HCI’s Property and Casualty Division. Earlier in her career, Ms. Bulku held financial roles at United Insurance Holdings Corp. The Board believes Ms. Bulku’s extensive experience in insurance focused financial management and financial reporting provides expertise to Exzeo’s senior leadership team.

Brook Baker
General Counsel and Corporate Secretary

Brook A. Baker has served as General Counsel and Corporate Secretary of Exzeo since February 2021. Prior to joining Exzeo, he served as Corporate Counsel for HCI from April 2015 to February 2021. Earlier in his career, Mr. Baker held legal roles at several law firms, including Holland & Knight LLP, Johnson, Pope, Bokor, Ruppel & Burns, LLP, and Steele Law Group, focusing on intellectual property, commercial litigation, and conflicts management. The Board believes Mr. Baker’s legal experience supports Exzeo’s governance, compliance framework, and ongoing legal oversight.

Compensation Overview

Exzeo’s executive compensation program is designed to attract, retain, and motivate highly qualified executives while aligning management’s interests with those of shareholders. The Compensation Committee of the Board oversees the compensation of executive officers and periodically reviews the program to ensure it supports Exzeo’s strategic objectives and long-term value creation.

The Compensation Committee considers a variety of factors when establishing executive compensation, including the executive’s responsibilities and experience, individual performance, Exzeo’s financial and operational performance, and market practices for comparable positions at companies of similar size and industry.

The principal elements of executive compensation include base salary, performance-based cash incentives, and long-term equity incentives. Base salaries provide fixed compensation intended to attract and retain experienced executives and reflect the scope of each executive’s responsibilities. Executives may receive discretionary bonuses based on individual performance, company performance, and the achievement of strategic or operational objectives. Bonus amounts are determined by the Compensation Committee. Equity awards may be granted the Exzeo 2025 Omnibus Incentive Plan to align the interests of executives with long-term shareholder value and support retention.

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Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are permitted to comply with certain reduced public company reporting requirements. Accordingly, this Proxy Statement includes the scaled executive compensation disclosure permitted for emerging growth companies. As an emerging growth company, we are not required to include a Compensation Discussion and Analysis section, conduct advisory votes on executive compensation or the frequency of such votes, or provide pay-versus-performance disclosure.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to Exzeo’s NEOs for the years ended December 31, 2025, and 2024:

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (2)	All Other Compensation (3)	Total
Paresh Patel, Chief Executive Officer	2025	$475,000	$3,750,000	(4)	-	-	$4,225,000
	2024	$475,000	-		-	-	$475,000
Kevin Mitchell, President	2025	$442,000	$500,000	(4)	$244,946	$12,580	$1,199,526
	2024	$439,385	$250,000		$450,000	$13,800	$1,153,185
Suela Bulku, Chief Financial Officer	2025	$300,000	$450,000	(4)	$196,192	$11,539	$957,731
	2024	$258,462	$200,000		$288,000	$9,938	$756,400

(1) Represents base salary earned during the applicable year.

(2) Represents the aggregate grant date fair value of restricted stock awards granted during the applicable year.

(3) Represents employer contributions to benefit plans and other compensation required to be disclosed under SEC rules.

(4) Includes supplemental one-time bonus related to our IPO.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025. The awards consisted of restricted stock awards granted under the Exzeo 2025 Omnibus Incentive Plan. The vesting schedules for these awards are determined by the Compensation Committee and are generally subject to continued service with Exzeo.

Name	Number of shares or units of stock that have not yet vested	Market value of shares or units of stock that have not vested ($)
Kevin Mitchell (1)	137,510	$3,334,616
Suela Bulku (2)	90,020	$2,182,984

(1) On December 18, 2024 Mr. Mitchell was granted 150,000 restricted stock wards that vest in equal installments over six years. As of December 31, 2025, 125,000 shares remained unvested. As of December 18, 2025, Mr. Mitchell was granted an additional 12,510 restricted stock awards that vest in equal annual installations over three years. As of December 31, 2025, all 12, 510 shares remained unvested.

(2) On December 18, 2024, Ms. Bulku was granted 96,000 restricted stock awards that vest in equal annual installments over six years. As of December 31, 2025, 80,000 shares remained unvested. As of December 18, 2025, Ms. Bulku was granted an additional 10,020 restricted stock awards that vest in equal installments over three years. As of December 31, 2025, all 10,020 shares remained unvested.

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Compensation Committee Interlocks and Insider Participation

During 2025, the members of the compensation committee were Loreen Spencer, Robert A. Lopes, Jr., and James Macchiarola. None of the members of the Compensation Committee was, at any time during 2025, an officer or employee of Exzeo.

In addition, none of our executive officers served during 2025 as a member of the Board or compensation committee of any entity that has one more executive officers serving as a member of Exzeo’s Board or Compensation Committee.

Compensation Risk Assessment

Based on its review, the Compensation Committee believes that Exzeo’s compensation policies and practices for its NEOs do not create risks that are reasonably likely to have a material adverse effect on Exzeo. The Committee believes the compensation structure appropriately balances the incentives for performance with prudent risk management and supports Exzeo’s long-term strategic objectives.

Succession Planning

The Board conducts an annual succession planning review to assess leadership readiness and manage risks related to the unplanned or planned transition of executives. In addition, the Board, with support from the Compensation Committee, oversees Exzeo’s talent management strategy, including the identification, development, and retention of high-potential leaders.

The Board regularly reviews executive and CEO succession planning with senior management and in executive session. Management provides periodic updates on leadership performance, internal succession candidates, and potential external talent resources. Directors engage with senior management through regular meeting presentations and informal interactions and have direct access to management as appropriate.

This succession planning process is designed to promote leadership continuity, support long-term value creation, and allow flexibility as business needs evolve. The Board also maintains an ongoing focus on Board composition and refreshment as part of its broader governance policies.

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Proposal No. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

In accordance with applicable law and the charter of the Audit Committee, the Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate, and when appropriate, replace Exzeo’s independent registered public accounting firm.

The Audit Committee of the Board has appointed Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2026. Shareholders are being asked to ratify this appointment at the Annual Meeting.

Advisory Vote

Since the Audit Committee is responsible for the appointment of Exzeo’s independent registered public accounting firm, shareholder ratification of the appointment of Forvis Mazars, LLP is not required. However, the Audit Committee values the views of Exzeo’s shareholders and will consider the outcome of this vote when making future decisions regarding the appointment of the independent registered public accounting firm.

Even if the appointment of Forvis Mazars, LLP is ratified by shareholders, the Audit Committee retains authority, in its sole discretion, to terminate the engagement of Forvis Mazars, LLP and appoint another independent registered public accounting firm at any time during the year, although the Audit Committee has no present intention of doing so.

Representatives of Forvis Mazars, LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Unless otherwise instructed, the persons named as proxies will vote “FOR” the ratification of the appointment of Forvis Mazars, LLP.

This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS, LLP AS EXZEO’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2026.

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AUDIT COMMITTEE MATTERS

Report of the Audit Committee

To the Board of Directors of Exzeo Group, Inc.

The Audit Committee oversees the financial reporting processes of Exzeo Group, Inc. on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the overall reporting process, including the design, implementation, and maintenance of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements included in the 2025 Annual Report on Form 10-K with management and discussed with management the quality, in addition to the acceptability, of the Company’s accounting principles, the appropriateness of significant estimates and judgments, and the completeness and transparency of disclosures in the financial statements.

The Audit Committee has reviewed with representatives of Forvis Mazars, LLP the Company’s independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable Public Company Accounting Oversight Board rules regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent accountant.

The Audit Committee has discussed with representatives of Forvis Mazars, LLP, the overall scope and execution of their audit plan. The Audit Committee met with representatives of Forvis Mazars, LLP, with and without management present, to discuss the results of their audit, their evaluations of internal controls, and the overall quality, integrity and reliability of the Company’s financial reporting processes.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the U.S. Securities and Exchange Commission.

The Audit Committee has appointed Forvis Mazars, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

AUDIT COMMITTEE

Loreen Spencer, Chair

Robert A. Lopes, Jr.

James Macchiarola

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Pre-Approval Policies and Procedures

To maintain the independence of Exzeo’s independent registered public accounting firm, the Audit Committee has adopted a policy requiring the pre-approval of all audit and permissible non-audit services performed by Forvis Mazars, LLP. Under this policy, the Audit Committee reviews and approves the scope of services and the related fees before the services are performed. In considering whether to approve such services, the Audit Committee evaluates whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee does not delegate to management the authority to pre-approve services. However, the Audit Committee has delegated limited authority to the Chair of the Audit Committee to pre-approve services when the full committee cannot reasonably be convened. Any services approved under this delegated authority must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee periodically reviews the scope of services and associated fees to ensure compliance with independence requirements and alignment with Exzeo’s reporting needs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee retained Forvis Mazars, LLP to audit Exzeo’s Consolidated Financial Statements as of and for the years ended December 31, 2025, and 2024.

The following table sets forth the fees billed by Forvis Mazars, LLP for audit and other services during 2025 and 2024.

	2025	2024
Audit Fees (1)	$375,135	$301,586
Audit-Related Fees (2)	$112,875	$65,450
Total Fees	$488,010	$367,036

(1) Represent fees for the audit of Exzeo’s Annual Consolidated Financial Statements, the review of interim financial information included in Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2) Represent fees for assurance and related services that are reasonably related to the performance of the audit or the review of Exzeo’s financial statements and are not reported under Audit Fees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2026, by (i) each of the directors and NEOs, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed below.

Unless otherwise indicated, the address for each beneficial owner is care of Exzeo Group, Inc., 1000 Century Park Drive Tampa, Florida 33607.

Name	Shares Owned	Percent of Aggregate
HCI (1)	75,000,000	82.5%
Paresh Patel(2)	1,612,013	1.8%
Kevin Mitchell (2)	715,135	0.8%
Suela Bulku	414,874	0.5%
Irene Hurst	109,500	0.1%
Robert A. Lopes, Jr.	127,335	0.1%
James Macchiarola	140,000	0.2%
Loreen Spencer	110,000	0.1%
Executive officers and directors as a group (8 persons)	3,576,883	4.0%

(1) Based on Company records.

(2) The amounts reported exclude issuable upon exercise of options to purchase 5,000,000 shares held by Paresh Patel and 1,000,000 shares held by Kevin Mitchell. Under the terms of such options, exerciser requires Board approval, and the options were not exercisable within 60 days of April 14, 2026. Accordingly, such shares are not deemed beneficially owned for purposes of this table.

EXZEO POLICIES

Director Share Ownership Policy

We have a director share ownership policy that generally requires new directors to acquire $100,000 of the Company’s shares within five years of their initial election to the Board of Directors and then hold those shares until retirement from the Board.

Ownership arrangements counted toward meeting the requirement include shares owned by the applicable director outright, shares owned jointly (or by the entireties) with such director’s spouse, restricted shares issued to such director by the Company and shares held for such director in Company-sponsored plans. New directors will have five years from the date of joining the Board to meet the applicable ownership requirement.

CEO and Executive Officer Share Ownership Policy

We believe ownership requirements align the interests of management and shareholders and promote a long-term focus. Under our share ownership policy, the chief executive officer is required to hold shares equal in value to two times his or her base salary and each non-CEO executive officer is required to hold shares equal in value to one times his or her base salary.

Ownership arrangements counted toward meeting the requirement include shares owned by the applicable officer outright, shares owned jointly (or by the entireties) with such officer’s spouse, restricted shares issued to such officer by the Company and shares held for such officer in Company-sponsored plans. Each officer will have five years from the date of their appointment to meet the applicable ownership requirement. All of our NEOs currently meet this requirement.

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Anti-Hedging Policy
To align the interests of our employees, officers and directors with the long-term interests of our shareholders, Exzeo maintains an anti-hedging policy that prohibits all employees, officers and directors from directly or indirectly engaging in hedging transactions involving the Company’s securities. This includes the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, as well as the establishment of a short position in the Company’s securities.
Insider Trading Policy
Exzeo maintains an insider trading policy governing the purchase, sale, and other acquisition or disposal of the Company’s securities by directors, officers, and employees. The policy is designed to promote compliance with applicable federal securities laws and applicable listing standards and to protect Exzeo and its personnel from the legal and reputational risks associated with improper trading. In addition, it our policy that the Company will not trade in its securities when it is aware of material nonpublic information.
A copy of the insider trading policy is filed as an exhibit to our 2025 Annual Report on Form
10-K.
Policies and Procedures Related to the Grant of Certain Equity Awards
The Compensation Committee may grant equity-based awards to employees, officers, and directors as part of Exzeo’s overall incentive compensation program. These awards are made at the discretion of the Compensation Committee and are not granted on a predetermined schedule, financial results, or the timing of public disclosures.
Exzeo does not have a formal policy governing the timing of equity awards relative to the disclosure of nonpublic information; however, the Compensation Committee does not make grants in anticipation of such information, nor does it time the release of nonpublic information for the purpose of influencing the value of any award.
During 2025, no stock options or option-like awards were granted to any NEO.
Clawback Policy
Exzeo’s Compensation Committee charter contains a clawback policy. It provides that in appropriate circumstances the Committee will require an executive officer to reimburse the Company for incentive compensation payments predicated upon financial results that were subsequently restated and filed with the SEC.
TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions within the last year to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our voting securities, or an immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Commercial Agreements between Affiliates of HCI and
Exzeo
The following summarizes the material terms of existing commercial agreements between Exzeo and affiliates of HCI that constitute related party transactions under Item 404 of Regulation
S-K
or that are otherwise material. HCI is Exzeo’s controlling shareholder and Paresh Patel, the Chairman of the Board and CEO, also serves as the Chairman of HCI’s Board and its CEO and beneficially owns more than 10% of HCI’s outstanding common stock. Accordingly, Paresh Patel may be deemed to have an indirect material interest in these transactions.

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Catastrophe Software License and Services Agreement with HCM

Effective as of September 28, 2022, Exzeo USA entered into a Catastrophe Software License and Services Agreement (the “Catastrophe Software License Agreement”) with HCM, pursuant to which Exzeo USA charges HCM an enhanced catastrophe service fee for extraordinary use of the licensed software, as described above, in handling and adjusting catastrophe claims as a result of heightened activity surrounding catastrophe events. HCM provides the claim processing services for HCPCI directly to HCPCI, rather than through our subsidiary, EIS, provided that HCM uses the Exzeo Platform to provide such services under a license grant made under the Catastrophe Software License Agreement. Customers with claims services receive claim processing services through their agreement with EIS, which currently outsources adjustment and other claim management services to Griston Claim Management, Inc., a subsidiary of HCI (“Griston”), as discussed in additional detail below.

Under the Catastrophe Software License Agreement, Exzeo USA has granted HCM a non-exclusive, nontransferable, worldwide license to use the licensed software in connection with the catastrophe services performed with respect to insurance policies issued by or on behalf of HCM or its affiliates, including HCPCI. In addition, under the Catastrophe Software License Agreement, Exzeo USA provides certain software services, including maintenance of the licensed software.

In exchange for the use of the licensed software and related software services to handle and adjust catastrophe claims, HCM pays Exzeo USA 6% of the amount incurred per catastrophe claim handled by HCM for use of the licensed software. The term of the Catastrophe Software License Agreement will expire five years from its effective date (i.e., on September 28, 2027), unless terminated earlier in accordance with its terms, and will automatically renew for additional five-year periods upon the expiration of the initial term and each renewal term, unless terminated earlier in accordance with its terms. The Catastrophe Software License Agreement may be terminated by HCM upon six months written notice, by either party (whether the breaching party or not) for breach upon thirty days written notice, or by Exzeo USA upon 90 days written notice to HCM given at any time within three months following the occurrence of a change of control of HCM.

Policy Administration Services Agreement with HCM

Effective as of January 1, 2025, our subsidiary, EIS, entered into a Policy Administration Services Agreement with HCM, a wholly owned subsidiary of HCI and the managing general agent for HCPCI. Pursuant to this Policy Administration Services Agreement, EIS provides policy administration and related services to HCM in connection with HCM’s obligations as the managing general agent of HCPCI. These services, which are being provided with respect to all lines of business for which HCPCI and HCM are licensed, include policy issuance, processing, management, and renewal services, maintenance of a policy administration system, and assistance in selecting and onboarding insurance agents and producers. In exchange for these services, EIS receives a monthly commission equal to 8.5% of HCPCI’s total written annual premiums, as well as a flat fee of $25 per policy issued by EIS on HCPCI’s behalf. The term of this Policy Administration Services Agreement continues indefinitely until terminated in accordance with its terms, which may occur in connection with certain uncured breaches or certain bankruptcy-related events or upon notice by either party provided at least 180 days prior to such termination.

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Amended and Restated Managing General Agency Agreement with TypTap Insurance Company

Our subsidiary, EIS, has served as the exclusive managing general agent for TypTap Insurance Company (“TTIC”), a subsidiary of HCI, since January 2016. This relationship continues under the Amended and Restated Managing General Agency Agreement, entered into and effective as of November 5, 2020 and amended effective as of March 1, 2021 and September 1, 2022, between EIS and TTIC (as amended, the “TTIC MGA Agreement”). Under the TTIC MGA Agreement, EIS provides the following services to TTIC:

•

Underwriting, Management, and Administrative Services: EIS issues and administers TTIC’s insurance policies, including making determinations regarding renewal, cancellation and non-renewal. In addition, EIS solicits and negotiates reinsurance for authorized programs and manages and maintains a policy administration system. EIS also provides administrative services, including maintaining policy records, maintaining underwriting files, and printing policy-related documents. In exchange for these services, EIS retains 21.5% of TTIC’s total written annual premium (excluding policies assumed from Citizens Property Insurance Corporation) and receives a flat fee of $25 per policy.

•

Claims Services: EIS is also responsible for investigating, evaluating, handling, adjusting and settling all reported and assigned claims (including catastrophe claims) arising during the term of the TTIC MGA Agreement in exchange for 3.5% of TTIC’s total written annual premium (including premiums assumed from Citizens Property Insurance Corporation or any other entity). On a monthly basis, TTIC also pays to EIS 50% of all gross subrogation and salvage amounts recovered by EIS. For the administration and management of catastrophe claims, TTIC also pays EIS a flat per claim fee of $1,200 plus 10% of the amount expended for indemnification of the loss. In addition, TTIC is responsible for paying expenses attributable to the investigation, coverage analysis, adjustment, negotiation, settlement, defense and general handling of any claims or actions related thereto or to the protection and/or perfection of TTIC’s and/or its insured’s rights of subrogation, contribution or indemnification.

The initial term of the TTIC MGA Agreement continued for a period of three years from its original effective date (i.e., until November 5, 2023), then it automatically renewed for an additional one-year period upon the expiration of the initial three-year term and another additional one-year period upon the expiration of the first one-year renewal period. It will automatically renew for additional one-year periods unless either party provides written notice of termination to the other at least 90 days prior to the expiration of the applicable renewal term. In addition, the TTIC MGA Agreement may be terminated by either party, at the end of any calendar quarter, without cause, by giving the other party not less than 120 days prior written notice of such termination or by TTIC or EIS in the event of, among other things, the loss of certain licenses or certain uncured breaches of the TTIC MGA Agreement.

Managing General Agency Agreement with Core Risk Managers, LLC

On and effective as of November 21, 2023, our subsidiary, EIS, entered into a Managing General Agency Agreement (the “CORE MGA Agreement”) with Core Risk Managers, LLC (“Core Risk Managers”), for itself and as attorney-in-fact for Condo Owners Reciprocal Exchange, a Florida domestic commercial property reciprocal insurer (“Condo Owners” and with Core Risk

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Managers, “CORE Company”). Core Risk Managers, which is a subsidiary of HCI, was formed by HCI to manage Condo Owners’ operations as its attorney-in-fact.

Under the CORE MGA Agreement, EIS serves as the exclusive managing general agent for CORE Company and provides substantially the same underwriting, management, and administrative services as those provided by EIS to TTIC under the TTIC MGA Agreement described above. In exchange for these services, EIS retains 8.5% of Condo Owners’ total written annual premium.

EIS is also responsible for investigating, evaluating, handling, adjusting and settling all reported and assigned claims (including catastrophe claims) arising during the term of the CORE MGA Agreement in exchange for 2.5% of Condo Owners’ total written annual premium (including premiums assumed from Citizens Property Insurance Corporation or any other entity). On a monthly basis, Core Risk Managers also pays EIS 50% of all gross subrogation and salvage amounts EIS recovers. For the administration and management of catastrophe claims, Core Risk Managers also pays EIS a flat per claim fee of $1,200 plus 10% of the amount expended for indemnification of the loss. In addition, CORE Company is responsible for paying any expenses attributable to the investigation, coverage analysis, adjustment, negotiation, settlement, defense and general handling of any claims or actions related thereto, or to the protection and/or perfection of CORE Company’s and/or its insured’s rights of subrogation, contribution or indemnification.

The term of the CORE MGA Agreement will continue for a period of three years from its effective date (i.e., until November 21, 2026), unless terminated earlier in accordance with its terms, and, upon expiration of its initial three-year term, will automatically renew for additional one-year periods unless either party provides written notice of termination to the other at least ninety days prior to the expiration of the initial term or the applicable renewal term. In addition, the CORE MGA Agreement may be terminated by either party, at the end of any calendar quarter, without cause, by giving the other party not less than 120 days prior written notice of such termination or by CORE Company or EIS in the event of, among other things, the loss of certain licenses or certain uncured breaches of the CORE MGA Agreement

Managing General Agency Agreement with Tailrow Risk Managers, LLC

On and effective as of November 5, 2024, our subsidiary, EIS, entered into a Managing General Agency Agreement (the “Tailrow MGA Agreement”) with Tailrow Risk Managers, LLC (“Tailrow Risk Managers”), for itself and as attorney-in-fact for Tailrow Insurance Exchange, a Florida domestic homeowners reciprocal insurer (“Tailrow Exchange” and with Tailrow Risk Managers, “Tailrow Company”). Tailrow Risk Managers, which is a subsidiary of HCI, was formed by HCI to manage Tailrow Exchange’s operations as its attorney-in-fact.

Under the Tailrow MGA Agreement, EIS serves as the exclusive managing general agent for Tailrow Company and provides substantially the same underwriting, management, administrative and related services as those provided by EIS to CORE Company under the CORE MGA Agreement described above. In exchange for these services, EIS retains 8.5% of Tailrow Exchange’s total written annual premium and receives a flat fee of $25 per policy.

EIS is also responsible for investigating, evaluating, handling, adjusting and settling all reported and assigned claims (including catastrophe claims) arising during the term of the Tailrow MGA Agreement in exchange for 2.5% of Tailrow Exchange’s total written annual premium (including premiums assumed from Citizens Property Insurance Corporation or any other entity). On a monthly basis, Tailrow Risk Managers also pays EIS 50% of all gross subrogation and salvage amounts EIS recovers. For the administration and management of catastrophe claims, Tailrow

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Risk Managers also pays EIS a flat per claim fee of $1,200 plus 10% of the amount expended for indemnification of the loss. In addition, Tailrow Company is responsible for paying any expenses attributable to the investigation, coverage analysis, adjustment, negotiation, settlement, defense and general handling of any claims or actions related thereto, or to the protection and/or perfection of Tailrow Company’s and/or its insured’s rights of subrogation, contribution or indemnification.

The term of the Tailrow MGA Agreement will continue for a period of three years from its effective date (i.e., until November 5, 2027), unless terminated earlier in accordance with its terms, and, upon expiration of its initial three-year term, will automatically renew for additional one-year periods unless either party provides written notice of termination to the other at least ninety days prior to the expiration of the initial term or the applicable renewal term. In addition, the Tailrow MGA Agreement may be terminated by either party, at the end of any calendar quarter, without cause, by giving the other party not less than 180 days prior written notice of such termination or by Tailrow Company or EIS in the event of, among other things, the loss of certain licenses or certain uncured breaches of the Tailrow MGA Agreement.

Claims Services Agreements with Griston Claim Management, Inc.

Our subsidiary, EIS, has entered into three separate Claims Services Agreements with Griston Claim Management, Inc., a subsidiary of HCI (“Griston”) - one, effective as of March 1, 2021, relating to the claims services covered by the TTIC MGA Agreement (the “TTIC Claims Services Agreement”); one, effective as of November 21, 2023, relating to the claims services covered by the CORE MGA Agreement (the “CORE Claims Services Agreement”); and one, effective as of November 5, 2024, relating to the claims services covered by the Tailrow MGA Agreement (the “Tailrow Claims Services Agreement,” and collectively with the TTIC Claims Services Agreement and the CORE Claims Services Agreement, the “Claims Services Agreements”).

Under the Claims Services Agreements, Griston is the exclusive provider of claims services for all of EIS’s reported and assigned claims under policies of insurance written by or through TTIC, Condo Owners, and Tailrow Exchange and for which EIS has responsibility under the TTIC MGA Agreement, the CORE MGA Agreement, and the Tailrow MGA Agreement, and EIS has granted Griston the authority to investigate, evaluate, handle, adjust and settle such claims in accordance with applicable state law, policy terms and conditions, and written standards provided by EIS.

In exchange for the non-catastrophe claims services provided by Griston under the TTIC Claims Services Agreement, EIS pays to Griston (i) a flat fee of $1,200 per claim handled by Griston, and (ii) a flat fee of $5,000 per litigated claim handled by Griston. In exchange for the catastrophe claims services provided by Griston under the TTIC Claims Services Agreement, EIS pays to Griston a flat fee of $1,200 plus 4% of the amount expended for indemnification of the loss per catastrophe claim handled by Griston.

In exchange for the claims services provided by Griston under the CORE Claims Services Agreement, EIS pays to Griston (i) a flat fee of $1,200 plus 4% of the amount expended for indemnification of the loss per claim handled by Griston, and (ii) a flat fee of $5,000 plus 4% of the amount expended for indemnification of the loss per litigated claim handled by Griston.

In exchange for the claims services provided by Griston under the Tailrow Claims Services Agreement, EIS pays to Griston (i) a flat fee of $1,200 plus 4% of the amount expended for indemnification of the loss per claim handled by Griston, and (ii) a flat fee of $5,000 plus 4% of the amount expended for indemnification of the loss per litigated claim handled by Griston.

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In addition, under the Claims Services Agreements, EIS, Condo Owners and Tailrow Exchange (as applicable) are responsible for paying any expenses attributable to the investigation, coverage analysis, adjustment, negotiation, settlement, defense and general handling of any claims or actions related thereto, or to the protection and/or perfection of EIS or TTIC’s, Condo Owners’ or Tailrow Exchange’s and/or their respective insured’s rights of subrogation, contribution or indemnification.

The term of each of the Claims Services Agreements will expire five years after its effective date, unless terminated earlier in accordance with its terms, and will automatically renew for additional one-year periods upon the expiration of the initial term and each renewal term, unless terminated earlier in accordance with its terms. In addition, each of the Claims Services Agreements may be terminated by EIS upon six months written notice or by either party for breach (whether the breaching party or not) upon thirty days written notice.

Other Agreements

Exzeo leases office space in Tampa, Florida from Century Park Holding, LLC, a subsidiary of HCI, pursuant to a lease effective January 1, 2023, covering 28,400 square feet through December 2032.

Exzeo also leases office space in Ocala, Florida from Silver Springs Property Investment, LLC, a subsidiary of HCI, pursuant to a lease effective on January 1, 2022, covering 25,300 square feet through December 2027 with an option to renew for one additional three-year period.

Exzeo and its subsidiaries are also parties to a tax allocation agreement with HCI and certain of HCI’s other subsidiaries, pursuant to which tax liabilities and benefits are allocated on a separate company basis, subject to terms of the agreement.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related people is for those transactions to be reviewed and approved by a majority of disinterested directors. That policy is set forth in our Policies and Procedures Regarding Person Transactions, which can be found at www.exzeo.com. Select “Investors,” and then “Governance Documents.” The policy provides no standards for approval. Directors apply individual judgment and discretion in deciding such matters.

Sustainability Oversight

The Board has not established a separate Sustainability Committee. Oversight of environmental, social, and related governance matters is performed at the full Board level or delegated to another standing committee, depending on the subject matter.

Oversight of Environmental and Social Matters

Exzeo is committed to operating responsibly, fostering an inclusive workplace, protecting the security of data entrusted to us and supporting the communities in which we operate. Oversight of environmental and social matters is performed at the Board level and, where appropriate, delegated to one or more of the Board’s standing committees.

Since Exzeo provides technology and data-driven services to insurance industry partners, our most significant environmental and social considerations relate to data protection, workforce development, operational resiliency, and responsible corporate governance. The Board receives regular updates from management on these topics as part of its ongoing oversight responsibilities.

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Environmental

Exzeo is a technology and analytics company and does not operate facilities that generate material environmental impact. Based on the nature of our operations, Exzeo does not directly engage in activities that produce significant greenhouse gas emissions or environmental footprint. The Board monitors environmental considerations as part of its oversight of enterprise risk management, including operational resiliency and business continuity across our technology infrastructure.

Supporting and Developing our People

Exzeo is committed to maintaining a professional, safe, and inclusive workplace and to supporting development of its employees. We seek to attract and retain skilled technology and insurance professionals by investing in professional development, training, workplace conduct standards and collaboration practices that support an effective workforce.

Management oversees programs and policies relating to workforce development, workplace conduct, employee training, diversity and inclusion and data security awareness. These efforts support our business strategy and help us maintain a workforce aligned with the operational needs of our technology and services platform.

Human Capital Management Highlights

Workforce Diversity	Workforce and Culture
Exzeo values diversity and seeks to foster a workplace that reflects varied backgrounds, experiences and perspectives. Women represent 62% of our workforce and men represent 38%. Our workforce also reflects a range of racial and ethnic backgrounds, with 63% identifying as White, 17% as Hispanic or Latino, 10% as Black or African American, 7% as Asian, and 3% as two or more races.	Exzeo is committed to maintaining a professional, safe and inclusive work environment. Exzeo maintains policies prohibiting discrimination and harassment and requiring compliance with applicable employment laws. Employees receive training related to workplace conduct, data security and other compliance matters related to their roles.

Education and Professional Development	Data Security and Privacy
Exzeo Supports employee development through training, professional development and career advancements opportunities. We continue to invest in collaboration tools and work practices designed to support an effective workforce.	Because Exzeo provides technology and data driven services to insurance industry partners, safeguarding data is a core operational priority. Employees receive training relevant to data security and responsible information handling as part of our broader control environment.

CODE OF BUSINESS CONDUCT AND ETHICS

Exzeo has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees, including the CEO and Chief Financial Officer. The Code of Business Conduct and Ethics is intended to promote honest and ethical conduct, compliance with applicable laws and regulations, the protection of Exzeo’s assets and confidential information, and full, fair, accurate, and timely disclosure in reports and documents filed with the SEC and other public communications.

The Code of Business Conduct and Ethics is available at our website at www.exzeo.com under the Investors section.

Exzeo intends to disclose any amendments to, or waivers from, the Code of Business Conduct and Ethics applicable to directors and executive officers by posting such information on its website or through other means required by applicable securities laws and the listing standards of the NYSE.

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CORPORATE GOVERNANCE GUIDELINES

Exzeo has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. the Corporate Governance Guidelines are available under “Governance – Governance Documents” in the Investors section of our website at www.exzeo.com

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where is the meeting?

Meeting Date	Time	Location	Record Date
Tuesday, June 9, 2026	3:00 p.m. Eastern Time	Exzeo Headquarters 1000 Century Park Drive Tampa, Florida 33607	Friday, April 10, 2026

What is the purpose of the meeting?

The Annual Meeting of Exzeo is being held for the following purposes:

Proposal No. 1: To elect two Class A directors named in this Proxy Statement to serve a three-year term expiring at the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation, retirement, or removal.

Proposal No. 2: To ratify the appointment of Forvis Mazars, LLP as Exzeo’s independent registered public accounting firm for the year ending December 31, 2026.

Shareholders will also consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, Exzeo is not aware of any other matters expected to be presented at the Annual Meeting.

When were these materials first sent to shareholders?

This Proxy Statement and the accompanying proxy materials were first made available to shareholders on or about April 29, 2026.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on April 10, 2026, the record date, are entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.

On the record date, there were 90,913,540 shares of common stock outstanding and entitled to vote, and we had no other classes of securities outstanding.

Each outstanding share of Exzeo common stock on the record date is entitled to one vote on each matter presented at the Annual Meeting. For each proposal, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Shareholders do not have cumulate voting rights in the election of directors.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or represented by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum.

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Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will not be counted as votes cast on any proposal.

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received voting instructions and does not have authority to vote on that proposal.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with Exzeo’s transfer agent, you are considered a shareholder of record. In this instance this Proxy Statement has been provided directly to you by Exzeo.

Shareholders of record may vote their shares by internet, telephone, mail, or in person at the Annual Meeting.

If your shares are held in a brokerage account, bank, or other nominee account, you are considered the beneficial owner of those shares and the institution holding the shares is the shareholder of record.

Beneficial owners who wish to vote in person at the Annual Meeting must obtain a legal proxy from the institution holding their shares.

How do I vote?

Shareholders of record may vote using one of the following methods:

Online	By Phone	By Mail	In Person

Visit www.proxyvote.com and follow the instructions provided.	Call the number listed on your proxy card and follow the prompts.	Request a printed copy of the proxy materials and complete, sign and return your proxy card.	Attend the Annual Meeting and vote in person.

Can I change my vote after submitting my proxy?

Yes. A shareholder may revoke or change a previously submitted proxy at any time before it is exercised by:

•	submitting a later dated proxy,

•	voting again via internet or telephone before the applicable deadline, or

•	attending the annual meeting and voting in person.

What happens if I submit a proxy card without voting instructions?

If you are a shareholder of record and return a signed proxy card without specifying voting instructions, your shares will be voted in accordance with the recommendations of the Board.

Which voting matters are considered routine or non-routine?

Under the rules of the NYSE:

Proposal No. 1 - Election of Directors. Non-routine. Brokers may not vote shares without instructions from the beneficial owner.

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Proposal No. 2 - Ratification of Auditors. Routine. Brokers may vote without instructions.

What are the Board’s recommendations?

The Board recommends that shareholders vote:

FOR the election of each of the two director nominees named in this Proxy Statement.

FOR the ratification of Forvis Mazars, LLP as Exzeo’s independent registered public accounting firm for the year ending December 31, 2026.

What vote is required to approve each item?

Election of directors (Proposal No. 1)

Directors are elected by the plurality of the votes cast. The two nominees receiving the highest number of votes will be elected.

Ratification of appointment of independent registered public accounting firm (Proposal No. 2).

The proposal will be approved if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST the proposal.

Who will count the votes?

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Who pays the cost of proxy solicitation?

Exzeo will bear the cost of preparing, printing, and mailing proxy materials.

Proxies may be solicited on our behalf by directors, officers, and employees of Exzeo in person or by mail, telephone, or electronic communication.

Exzeo has engaged Alliance Advisors, LLC to assist with the solicitation of proxies for an estimated fee of $23,500, plus reimbursement of reasonable out-of-pocket expenses.

Are there rules of conduct?

To ensure orderly conduct of the Annual Meeting, the presiding Officer may establish reasonable rules of conduct for shareholder participation.

These rules may include procedures for registration, recognition of speakers, time limits for questions, and other measures designed to facilitate a fair and efficient meeting.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2027 ANNUAL MEETING

Shareholders who wish to have a proposal included in the proxy materials for the Company’s 2027 Annual Meeting of Shareholders must satisfy the requirements of the Securities and Exchange Commission Rule 14a-8. To be considered for inclusion, proposals must be received at the Company’s principal executive offices no later than 120 days before the anniversary of the date this Proxy Statement was released to Shareholders (by December 30, 2026), unless the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary of the 2026 Annual Meeting. In that case, the deadline will be a reasonable time before the Company begins to print and mail its proxy materials.

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Shareholders who wish to submit a proposal for consideration at the 2027 Annual Meeting outside the Rule 14a-8 process or nominate a director at our 2027 Annual Meeting must comply with the advance notice contained in the Company’s Bylaws. To be timely, the notice must be received at our principal office no later than the close of business on the day which is determined by adding to December 31, 2026 the number of days starting with May 1, 2027 and ending on the date of the 2027 Annual Meeting. By way of example, if our 2027 Annual Meeting takes place on June 8, 2027, then such notice to be timely must be received not later than the close of business on February 8, 2027. In addition to satisfying the requirements under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

All Shareholder proposals and notices should be addressed to:

Exzeo Group, Inc.

c/o Brook Baker, Corporate Secretary

1000 Century Park Drive

Tampa, Florida 33607

Shareholders are encouraged to review the specific procedural and substantive requirements contained in Article II of the Company’s Bylaws before submitting any proposal.

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APPENDIX A

Non-GAAP Reconciliations

Use of Non-GAAP Financial Measures (Unaudited)

In addition to results determined in accordance with GAAP, we use certain non-GAAP financial measures to evaluate our operating performance and make strategic decisions. These non-GAAP financial measures include Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin, and Free Cash Flow. Management believes these measures provide useful supplemental information for investors by facilitating comparisons of performance across reporting periods and with other companies in the industry, many of which use similar non-GAAP financial measures.

However, these non-GAAP financial measures are not prepared in accordance with GAAP, are not based on a standardized methodology, and may not be comparable to similarly titled measures used by other companies. They should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. These measures exclude items that may be significant to an understanding of our financial condition and results of operations under GAAP. The use of non-GAAP financial measures involves management judgment regarding which items to exclude or include. Accordingly, these measures have limitations and should be viewed as a supplement to, not a replacement for, our GAAP results. Management urges investors to review the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures included in this report and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA as Income from continuing operations, after taxes adjusted to exclude income tax expense, interest expense, investment income, depreciation and amortization, and stock-based compensation expense. Management uses Adjusted EBITDA as a key measure of operating performance and to assess the results of the business excluding certain items that are not considered indicative of core operating results. Adjusted EBITDA should not be viewed in isolation or as a substitute for net income calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently. Unless otherwise indicated, all financial measures and reconciliations presented in this section relate to continuing operations.

The reconciliation of Income from continuing operations, after taxes to Adjusted EBITDA is as follows:

	Years Ended December 31,
(in thousands)	2025	2024
Income from continuing operations, after taxes	$82,749	$26,068
Income tax expense	27,543	9,168
Interest expense	—	3,329
Investment income	(4,302)	(548)
Depreciation and amortization	2,891	2,562
Stock-based compensation	2,636	3,379

Adjusted EBITDA	$111,517	$43,958

Adjusted Revenue

We define Adjusted Revenue as the portion of total revenue earned through services delivered directly via our proprietary platform technology. This metric excludes revenue associated with services primarily within claims management that are outsourced to a subsidiary of HCI. Although this revenue is recognized on a gross basis under GAAP because we are considered the principal in the transaction, the economics are largely neutral, as the related costs incurred from outsourced service providers closely match the revenue recognized. Management believes Adjusted Revenue provides investors with useful insight into the performance and scalability of our core platform services and reflects the revenue generated from internally delivered operations, excluding variability associated with outsourced service arrangements. This non-GAAP measure should not be considered in isolation or as a substitute for total revenue or any other performance measure calculated in accordance with GAAP.

The reconciliation of Revenue to Adjusted Revenue is as follows:

	Years Ended December 31,
(in thousands)	2025	2024
Revenue	$216,980	$133,948
Less: Outsourced claims fees	11,167	13,779

Adjusted Revenue	$205,813	$120,169

Adjusted EBITDA Margin

We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as a percentage of Adjusted Revenue. This non-GAAP measure provides management and investors with additional insight into the Company’s operating efficiency and the scalability of our business model, as it reflects our progress toward long-term profitability.

The reconciliation of Adjusted EBITDA Margin for the periods presented is as follows:

	Years Ended December 31,
(in thousands, except percentages)	2025	2024
Numerator: Adjusted EBITDA	$111,517	$43,958
Denominator: Adjusted Revenue	205,813	120,169
Adjusted EBITDA Margin	54.2%	36.6%

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures during the period. We believe information regarding Free Cash Flow provides useful information to management and investors because it is an indicator of strength and performance of our business operations after funding capital expenditures. Capital expenditures consist of capitalized software development costs and costs relating to property and equipment, such as computer hardware, office furniture and equipment, and leasehold improvements. Free Cash Flow should not be considered an alternative to net cash provided by operating activities, which is the most directly comparable GAAP measure, or as a measure of liquidity prepared in accordance with GAAP and may not be comparable to similar measures used by other companies.

The reconciliation of Free Cash Flow for the periods presented is as follows:

	Years Ended December 31,
(in thousands)	2025	2024
Cash provided by operating activities	$100,298	$49,266
Less: Capital expenditures	2,844	3,334

Free Cash Flow	$97,454	$45,932

EXZEO GROUP, INC.

1000 CENTURY PARK DRIVE

TAMPA, FL 33607

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91305-P47392	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXZEO GROUP, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. To elect two Class A Directors, each to serve a three year term until the 2029 Annual Meeting.

Nominees:
01) Paresh Patel 02) Irene Hurst

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstains

2. Ratification of Forvis Mazars, LLP as independent registered public accounting firm for Fiscal 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V91306-P47392

EXZEO GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 9, 2026 3:00 P.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Paresh Patel and Brook Baker, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EXZEO GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. Eastern Time, on Tuesday June 9, 2026, at Exzeo Corporate Headquarters, 1000 Century Park Drive, Tampa, Florida 33607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side